SUBSCRIPTION AGREEMENT


         THIS AGREEMENT (the "Agreement"), dated as of August 23, 2000, is made and entered into by and among U.S. Energy Systems Castlebridge LLC, a Delaware limited liability company ("USE"), Kemper-Castlebridge, Inc., a Delaware corporation ("KC"), Castlebridge Partners, LLC, a Delaware limited liability company (the "Company") and GKM II Corporation, a Delaware corporation ("GKM" and together with KC, the "Initial Members").


                                    RECITALS

         A. The Company desires to issue to USE an Interest (as such term is defined in the Restated Operating Agreement (as defined below)) in the Company and USE desires to purchase such an Interest so that USE will have a 25% Percentage (as such term is defined in the Restated Operating Agreement) of the Company.

         B. In order to pay the purchase price to acquire such an Interest, USE desires to make a capital contribution to the Company in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) by delivering 583,333 1/3 shares of common stock (the "Common Stock") of U. S. Energy Systems Inc. ("USE Parent") to or for the benefit of the Company as set forth below.

         C. Concurrently with the Contribution and the Company's purchase of the Interest as provided in Recitals A and B above, USE, KC and GKM will amend and restate the Amended and Restated Operating Agreement dated as of May 27, 2000 (the "Current Operating Agreement") by executing and delivering the Second Amended and Restated Operating Agreement as set forth in Annex A attached hereto and hereby made a part hereof (the "Restated Operating Agreement").

         D. The Company is engaged in the business of capital markets consulting (the "Business").

         Now, therefore, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                    ISSUANCE OF INTEREST AND OTHER AGREEMENTS


         Section 1.1. Issuance of Interest. Upon the terms and subject to the conditions set forth in this Agreement, on or before August 23, 2000 (the "Closing Date" or the "Closing"), the Company will issue, transfer and convey the Interest to USE and simultaneously USE will purchase the Interest from the Company by paying the purchase price of Three Million Five Hundred Thousand Dollars ($3,5000,000) (the "Purchase Price") by (I) delivering 568,750 shares (the "USE Shares") of Common Stock to the Company and (II) delivering 14,583 1/3 shares of Common Stock to SPARKEnergy.com, Corporation ("SPARK"), which payment of the Purchase Price shall be deemed to be an Initial Capital Contribution (as such term is defined in the Restated Operating Agreement) of $3,500,000 to the Company.


         Section 1.2. Admittance as Member. Upon receipt of the Purchase Price from USE, USE will be admitted as a Member.

         Section 1.3. Restatement of Operating Agreement. Upon the admittance of USE as a Member, USE and the Initial Members shall execute and deliver upon the Closing the Restated Operating Agreement in the form attached hereto as Annex A and hereby made a part hereof, including Exhibit A thereto, providing that USE will have a Percentage interest equal to 25% and each of the Initial Members will have a Percentage interest equal to 37.5%.

         Section 1.4. Services Agreement. Following the Closing, USE Parent and the Company shall execute and deliver a Services Agreement whereby the Company shall provide consulting services to USE Parent at the request of USE Parent on terms to be set forth therein and it shall provide, among other things, that USE Parent shall have available two hours of consulting services for every three hours of consulting services provided to an Affiliate of KC (defined below)). Until the effectiveness of such agreement, the Company shall provide monthly consulting services to USE Parent as requested by USE Parent on terms on which USE Parent and the Company may agree provided that the Company shall make available time for such services on the basis of 44 hours to USE for 66 hours to such Affiliate of KC. "Affiliate" means with respect to a specified person: (i) any person that directly or indirectly through one or more intermediaries controls more than twenty-five percent (25%) of the voting or beneficial interests in that specified person, (ii) any person in which the specified person owns more than twenty-five percent (25%) of the voting or beneficial interests, (iii) any person that is an officer, director, general partner, managing member, or trustee of, or serves in a similar capacity with respect to, such specified person (or an Affiliate of such specified person), (iv) with respect to an individual person, any relative or spouse of the specified person or (v) any person in which more than twenty-five percent (25%) of the voting or beneficial interests are owned by a person who has a relationship with the specified person described in clauses (i), (ii), (iii) or (iv) above.



                                   ARTICLE II

                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                       THE COMPANY AND THE INITIAL MEMBERS


         As an inducement to USE to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and GKM hereby jointly and severally represent and warrant to, and agree with, USE (except with respect to the representations and warranties contained in Sections 2.5(b), 2.6(b), 2.7(b) and 2.31(a)) and subject to section 2.30(b) hereof KC represents and warrants to, and agrees with, USE as follows:

         Section 2.1. Organization of the Company. The Company is a Delaware limited liability company formed, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business and in good standing in each jurisdiction which the ownership or leasing of its properties or the conduct of its Business requires qualification. The Company has full power and authority to own its assets and to carry on its Business as now conducted.

         Section 2.2. Authority of the Company. The Company has full legal right, power, capacity and authority to execute and deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement and each other agreement or instrument of the Company contemplated hereby constitutes the legal, valid and binding agreement of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         Section 2.3. No Violation by the Company. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not: (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company; (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company; (iii) result in, or require the creation or imposition of, any lien upon or with respect to any of the property or assets of the Company; or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person.

         Section 2.4. No Finder. Other than the obligation of the Company to pay $87,500 to SPARK, which obligation shall be satisfied by USE's delivering 14,583 1/3 shares of Common Stock to SPARK pursuant to Section 1.1 hereof, for acting as broker in connection with the transactions contemplated by this Agreement, none of the Company or the Initial Members, nor any Person acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         Section 2.5. Organization of the Initial Members. (a) GKM is a Delaware corporation organized, validly existing and in good standing under the laws of the State of Delaware. GKM is qualified to do business and in good standing in each jurisdiction which the ownership or leasing of its properties or the conduct of its business requires qualification. GKM has full power and authority to own its assets and to carry on its business as now conducted.

                  (b) KC is a Delaware corporation organized, validly existing and in good standing under the laws of the State of Delaware. KC is qualified to do business and in good standing in each jurisdiction which the ownership or leasing of its properties or the conduct of its business requires qualification. KC has full power and authority to own its assets and to carry on its business as now conducted.

         Section 2.6. Authority of the Initial Members. (a) GKM has full legal right, power, capacity and authority to execute and deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement and each other agreement or instrument of GKM contemplated hereby have been authorized and constitute the legal, valid and binding agreement of GKM enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (b) KC has full legal right, power,  capacity and authority to execute and deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement and each other agreement or instrument of KC contemplated hereby have been authorized and constitute the legal, valid and binding agreement of KC enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         Section 2.7. No Violation by the Initial Members (a) The execution and delivery of this Agreement by GKM, the performance by GKM of its obligations hereunder and the consummation by GKM of the transactions contemplated by this Agreement will not: (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against GKM; (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against GKM; (iii) result in, or require the creation or imposition of, any lien upon or with respect to any of the property or assets of GKM; or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person.

                  (b) The execution and delivery of this Agreement by KC, the performance by KC of its obligations hereunder and the consummation by KC of the transactions contemplated by this Agreement will not: (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against KC; (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against KC; (iii) result in, or require the creation or imposition of, any lien upon or with respect to any of the property or assets of KC; or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person.

         Section 2.8. Annual Financial Statements Previously Delivered. (a) The Company has furnished to USE copies of annual unaudited financial statements listed and described on Schedule 2.8 attached hereto and hereby made a part hereof for the three years ended December 31, 1999.

         (b) Each of the financial statements referred to in paragraph (a) of this Section 2.8 has been prepared in accordance with sound accounting principles and practices consistently applied, is true, correct and complete in all material respects and fairly presents the financial position of the Company, as of the date thereof or, as the case may be, the results of operations for the periods covered thereby. The assets are carried in the balance sheets constituting a part of such financial statements at cost less all depreciation and amortization and each of said balance sheets fully sets forth all liabilities of whatever nature of the Company, existing as of the date thereof. The statements of income constituting a part of such financial statements correctly state the revenues and net earnings of the Company, for the respective periods covered thereby and include adequate provision for all taxes. All accounts receivable shown on such balance sheets are collectible, subject only to the reserves on such balance sheets. The financial statements have been prepared and the records of the Company have been kept in such a manner so that it would be possible to prepare without unreasonable expense or hardship audited annual financial statements for the Company for fiscal 1999 in accordance with generally accepted accounting principles that would comply with the requirements of Regulation S-X promulgated by the Securities and Exchange Commission.


         Section 2.9.      Interim Financial Statements and Projections.

         (a) The Company has furnished to USE copies of the interim unaudited financial statements of the Company listed and described on Schedule 2.9 attached hereto and hereby made a part hereof for periods ending June 30, 2000.

         (b) Each of the financial statements referred to in paragraph (a) of this Section 2.9 has been prepared in accordance with sound accounting principles and practices consistently applied, is true, correct and complete in all material respects and fairly presents the financial position of the Company, as of the date thereof or, as the case may be, the results of operations for the periods covered thereby. The assets are carried in the balance sheets constituting a part of such financial statements at cost less all depreciation and amortization and said balance sheets fully set forth all liabilities of whatever nature of the Company, existing as of the date thereof. The statements of income constituting a part of such financial statements correctly state the revenues and net earnings of the Company, for the respective periods covered thereby and include adequate provision for all taxes. All accounts receivable shown on such balance sheets are collectible, subject only to the reserves on such balance sheets.

         (c) The Company has furnished to USE copies of the projections of the Company listed and described on Schedule 2.9 attached hereto and hereby made a part hereof (the "Projections").

         (d) Each of the Projections has been prepared based upon reasonable assumptions made in good faith and in accordance with sound accounting
principles  and  practices   consistently  applied  and  information   currently
available. The Projections contain forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, industry capacity, industry trends, competition, litigation, material costs and availability, the loss of any significant management personnel, the loss of any significant customers, changes in business strategy or development plans, quality of management, availability, terms and deployment of capital, business abilities and judgment of personnel, availability of qualified personnel, changes in, or the failure to comply with, government regulations, and other factors referenced herein and in the Projections. Therefore the Company and GKM are making no representation, warranty or guarantee that the results set forth in the Projections, or the assumptions upon which they are based will be realized and notwithstanding anything to the contrary in this Agreement, KC is making no representation or warranty whatsoever as to the financial statements or Projections referred to in this Agreement.

         Section 2.10. Operations. Except as disclosed on Schedule 2.10 attached hereto and hereby made a part hereof, since December 31, 1999, there has not been any material adverse change in the business, operations, financial position, properties and other assets of the Company, and since such date, the Business has been conducted in the usual, regular and ordinary manner and shall continue, through and including the Closing Date, to be conducted in such manner, unless prior written approval for any variation therefrom shall have first been secured from USE. Except as disclosed on Schedule 2.10 attached hereto, for the period from December 31, 1999, to and including the Closing Date, the following is and will be true with respect to the Company, and the operation of the Business:

                   (a)  All  transactions   involving  the  Company,  have  been
         accurately and fully recorded or otherwise reflected in books and records of the Company;

                   (b)  The  Company  has  not  sold,  exchanged,   conveyed  or
         otherwise disposed, or subjected to lien, pledge, hypothecation, mortgage, or other encumbrance, any assets or properties;

                   (c) The Company has paid its debts and liabilities, including taxes, fees, levies and assessments in the ordinary course as they have matured;

                   (d) The Company has not incurred any debt, obligation or liability other than those incurred in the ordinary course of its businesses, which are not of a material nature or individually in excess of $10,000, and which do not or will not presently, with the passage of time or upon default, subject the Company's assets to any lien, claim, charge, mortgage or other encumbrance, nor have they undertaken to guarantee in whole or in part, any of the debts, obligations or liabilities of any other party;

                   (e) The Company has not altered, amended, terminated or discharged any written or oral contract, lease, plan, commitment or agreement to which the Company is presently a party, nor waived any material right with respect thereto, nor permitted or consented to such alteration, amendment, termination or discharge, nor has the Company committed a breach or default in any of the provisions thereof;

                   (f) The Company has not entered into any written or oral contract except in the ordinary course of business at the prices and upon the terms consistent with its past practices and which do not violate any representation, warranty or covenant of this Agreement;

                   (g) The Company has complied with all laws applicable to the conduct of the Business;

                   (h) The Company has conducted the Business only in the usual, regular and ordinary course and in substantially the same manner as theretofore conducted;

                   (i) The Company has not engaged in any business other than the Business;

                   (j) The Company has maintained its properties and assets in a good state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty adequately covered by insurance excepted; and

                   (k) There has not occurred any transaction or event, nor to the best knowledge of the Company and the GKM (and the actual knowledge of KC) is any anticipated, which does or may adversely affect the Company or the Business in any material respect.

         Section 2.11. Liabilities and Obligations of the Company. The Company will have on the Closing Date no debts, liabilities, contracts, commitments or other obligations, direct or indirect, absolute or contingent, determined or undetermined, known or unknown, which are not reflected, described or disclosed in (i) the June 30, 2000 financial statements referred to in Section 2.9 hereof or (ii) any of the Schedules attached hereto, except those arising in the ordinary course of Business after June 30, 2000 which are not and will not be of a material nature, or individually in excess of $10,000, are not and will not be in violation of any representation, warranty or covenant contained in this

Agreement, and are not and will not have an adverse effect upon the operations, financial position, prospects or properties of the Company or the Business.

         Section 2.12. Title. Except as set forth in Schedule 2.12 attached hereto and made a part hereof, the Company has good and marketable title to all of its assets, free and clear of all liabilities, liens, charges, claims, rights, encumbrances and restrictions on transfers, and no financing statement covering all or any portion of its assets and naming the Company, as debtor has been filed in any public office, and the Company has not signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of its assets, except for (a) liens for current taxes not yet due and payable, and (b) properties, interests and assets sold or otherwise disposed of after June 30, 2000, in the ordinary course of business.

         Section 2.13. Right to Inspect the Properties and Records. Between the execution of this Agreement and Closing, USE and its agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, at any reasonable time and from time to time as USE may reasonably deem appropriate, to examine the properties and records of the Company and GKM, and of their respective Affiliates (other than KC and its Affiliates (other than the Company)), and to make such tests, surveys, investigations and other inspections in such manner as USE may deem necessary or desirable. No investigation or examination by USE or any of its agents or representatives of such properties and records of the Company or GKM, or of their respective Affiliates, shall affect the representations and warranties of the Company and the Initial Members contained in this Agreement.

         Section 2.14. Insurance. (a) The Company has in effect such insurance coverage described on Schedule 2.14 attached hereto and hereby made a part hereof, which description includes the name of the insurer, the policy number, the name of the insureds, the type and amount of coverage and risks insured, and the Company has delivered to USE complete and accurate copies of all such insurance policies. Such insurance coverage, as to amounts and types of coverage and risks insured, in the reasonable judgment of the Company and GKM, is adequate for the Business as presently conducted.

         (b) Schedule 2.14 attached hereto contains a list and description of all claims made against the insurance policies held by the Company for the previous two (2) years, excepting therefrom claims made by employees of the Company against health insurance plan carriers, and the Company has delivered to USE complete and accurate copies of all insurance policies held by the Company for the previous two (2) years.

         (c) Schedule 2.14 attached hereto contains a list of all bonds on employees and other personnel of the Company. Each of such bonds is in full force and effect.


         Section 2.15.  Litigation  and Claims.  Except as set forth in Schedule
2.15 attached hereto and hereby made a part hereof, there are no litigations, suits, claims, demands or proceedings pending or to the best knowledge of the Company and GKM (and the actual knowledge of KC) in prospect, asserted or threatened against or relating to or affecting the Company or the Initial

Members, or their properties or assets, nor to the best knowledge of the Company and GKM (and the actual knowledge of KC) is there any meritorious basis for any such suit, claim, demand or proceeding, nor is there in existence any judgment or award against any of the Company or the Initial Members, relating to or affecting any of the Company or the Initial Members, or the properties or assets of the Company or the Initial Members. To the best knowledge of the Company and GKM (and the actual knowledge of KC), none of the Company and the Initial Members, or their Affiliates, is under investigation by any governmental
authority  or   self-regulatory   organization  for  violation  of  any  law  or
regulation.

         Section 2.16. Employment Obligations. Schedule 2.16 attached hereto and hereby made a part hereof lists the names, commencement dates of employment and the current salary and other compensation rates of all present employees of the Company, together with a listing of all other employment benefits, including, without limitation, personal leave time, employee loans an accurate summary of any pension, profit sharing, bonus, medical benefits, insurance or similar arrangements for the employees of the Company, salaried or nonsalaried, including any formal or informal plans, the funding arrangements with regard thereto and all severance pay and other obligations which would be due employees if their employment was terminated as of June 30, 2000. As of the date hereof there are no accrued profit sharing or pension benefits with respect to any Company employee. Except as and to the extent set forth on Schedule 2.16 attached hereto or otherwise disclosed herein, there are no agreements, contracts or understandings between the Company and its employees with respect to employment, wages, expenses, allowances, vacations, hours, working conditions, bonuses, salaries, pensions, profit sharing, medical benefits, insurance benefits, severance pay or otherwise.

        Section 2.17. Compliance with ERISA. (a) The Company is not a party to nor participates in or has any liability or contingent liability with respect to:

                    1. Any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any "multi-employer plan" (as defined in Section 3(37) of ERISA)), except as set forth on Schedule 2.16 attached hereto;

                    2. Any retirement or deferred compensation plan, incentive compensation plan, stock option plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as set forth on Schedule 2.16 attached hereto; or

                    3. Any employment agreement not terminable on thirty (30) or fewer days' written notice, without further liability, except as set forth on Schedule 2.16 attached hereto.

         (b) A true and correct copy of each of the plans, arrangements and agreements listed on Schedule 2.16 attached hereto, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been delivered to USE by the Company. In the case of any plan, arrangement or agreement which is not in written form, USE has been provided with an accurate description of such plan, arrangement or agreement as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, summary plan description and Internal Revenue Service determination letter with respect to each such plan or arrangement, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded plan arrangement or agreement has been supplied to USE by the Company, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c) As to all plans, arrangements and agreements of the Company listed on Schedule 2.16 attached hereto:

                   (1)  All   employee   benefit   plans  and   fringe   benefit
         arrangements comply and have been administered in form and in operation, in all material respects, in compliance with all requirements of law and regulation applicable thereto, and the Company has not received any notice from any governmental agency questioning or challenging such compliance;

                   (2) All employee pension benefit plans comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"); there have been no amendments to such plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under Section 511 of the Code;

                   (3) None of the assets of any employee benefit plan are invested in employer securities or employer real property;

                   (4) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any employee benefit plan and the Company has not otherwise engaged in any prohibited transaction;

                   (5) As to any employee pension benefit plan which is subject to Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such plan;

                   (6) There have been no acts or omissions by the Company which have given rise to or may give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, for which the Company may be liable;

                   (7)  None  of  the  payments   contemplated  by  such  plans,
         arrangements and agreements would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code;

                   (8) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving such plans or the assets of such plans, and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);

                   (9) All group health plans of the Company (including any plans of current and former Affiliates of the Company which must be taken into account under Section 4980B of the Code or Section 601 of ERISA) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
         Section 601 of ERISA to the extent such  requirements  are  applicable;
         and

                  (10) Actuarially adequate accruals for all obligations under such plans, arrangements and agreements are reflected in the balance sheet of the Company as June 30, 2000, described in Section 2.9 hereof.


         Section 2.18. Preservation of Business Relationships. Between the execution of this Agreement and Closing, the Company and GKM will use their best efforts to preserve the relationships of the Company with the Company's employees, agents, customers, and others having business relationships with the Company.

         Section 2.19. Tax Returns. The Company is taxed as a general partnership for Federal and state income tax purposes. All Federal, state and local income, property, franchise, sales, use and other tax returns and reports required by law to be filed by the Company have been filed. There are no liens for taxes affecting the Company. The Company has provided USE with true, correct and complete copies of all federal and state tax returns filed for all periods. Except as set forth in Schedule 2.19 attached hereto and hereby made a part hereof, the Company has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any Federal tax, nor is the Company a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim or assessment for collection of taxes been asserted against the Company or its Members.

         Section 2.20. Material Agreements. (a) Schedule 2.20(a) attached hereto and hereby made a part hereof accurately lists (or with respect to any oral agreement describes) all material leases and licenses with respect to any property, real or personal (whether as landlord, tenant, licensor or licensee), contracts, guarantees, mortgages, indentures, agreements, understandings or other commitments, whether oral or written, of the Company, and the Company has delivered to USE complete and accurate copies of all documents referred to on
Schedule 2.20(a) attached hereto, each of which is in effect and valid and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general principles of equity.

         (b) Except as set forth in Schedules 2.20(b) attached hereto and hereby made a part hereof, between the date hereof and the Closing Date, the Company will not, without the prior written consent of USE, enter into, amend or terminate any contract, guarantee, mortgage, indenture, agreement or other instrument of any of the types referred to in paragraph (a) of this Section 2.20.

         (c) Except as set forth in Schedule 2.20(c) attached hereto and hereby made a part hereof, no Initial Member nor any of its Affiliates of any Initial Member owns any direct or indirect interest or investment in any person which is a party to any of the agreements with the Company listed in Schedule 2.20(a) attached hereto.

         Section 2.21. Compliance with Laws. The Company's services, practices, billings, employee benefits, properties, equipment, machinery, buildings used, and operations are in full compliance with all applicable Federal, state and local laws, statutes, ordinances, codes, regulations, rules, orders, restrictions and requirements, governmental, administrative, judicial and otherwise, including, without limitation, environmental laws and those relating to wages, securities, commodities, investment advisory services, prices, equal opportunity, environmental protection, safety, health, medical care, building and zoning, and to the best knowledge of the Company and GKM and the actual knowledge of KC, no publicly announced changes in any such laws, statutes, ordinances, codes, regulations, rules, orders, restrictions or requirements have been proposed or are in prospect with which the Company could not comply without any materially adverse effect on the operations, properties, financial condition, profitability or prospects of the Company.

         Section  2.22.  Licenses,  Permits and  Approvals.  Attached  hereto as
Schedule 2.22 and hereby made a part hereof is a list and description of all licenses, permits, authorizations and approvals required of the Company or the Initial Members by any Federal, state or local government's administrative or judicial authorities in connection with the operation of the Business as presently being conducted or as contemplated by the Company, all of which are in full force and effect and, except as specifically noted on Schedule 2.22 attached hereto, will remain in full force and effect after the Closing Date.

         Section 2.23. Ownership of Properties. The Company owns all properties, assets and facilities, both tangible and intangible, real, personal and mixed which are used in the conduct of the Business by the Company except for the leases of real and personal property by the Company under the lease agreements listed and described in Schedule 2.20(a) attached hereto. All of the tangible assets of the Company are located at the Company`s offices at 900 West Jackson Blvd., Suite 7E, Chicago, Illinois.

         Section 2.24. Intellectual Property. Schedule 2.24 sets forth a list of all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property of the Company used in the conduct of the Business (the "Intellectual Property"). The Company has full legal right, title and interest in and to all Intellectual Property. The conduct of the Business of the Company as presently conducted, and, except as set forth on
Schedule 2.24, the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and to the best knowledge of the Company and GKM (and the actual knowledge of KC), no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property, except as set forth in Schedule 2.24. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. The Company is not engaged in any kind of unfair or unlawful competition nor the wrongful use of any confidential information or trade secrets or patentable inventions of any former employee of the Company or any other person, firm or corporation.

        Section 2.25. Membership Interests. (a) There is only one class of membership Interests in the Company. Fifty percent (50%) of the membership Interests are owned and held by GKM and fifty percent (50%) of the membership Interests are owned and held by KC.

         (b) All of the issued and outstanding membership Interests of the Company are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights or similar rights of any person.

         (c) There are no outstanding, and immediately prior to the Closing there will be no outstanding, warrants, options, subscriptions, contracts, preemptive or other rights, membership Interests of the Company or other arrangements or commitments obligating the Company to issue any additional membership Interests of the Company, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for Membership Interests of the Company.

         Section 2.26. Securities Law Matters. (a) The Company acknowledges that it is making an investment by way of a private placement in USE Parent based upon negotiations between it and representatives of USE Parent. The Company has received, read and is familiar with information relating to USE Parent which has been provided to the Company or which is available in USE Parent filings with the U.S. Securities and Exchange Commission, and has been provided with the opportunity to ask for and receive other information and documents which the Company deems relevant and which is available to USE Parent. Apart from information provided by USE Parent or which is available in USE Parent filing with the U.S. Securities and Exchange Commission, the Company has not relied on any other statements made to the Company by any other person for purposes of entering into this Agreement. Furthermore, the Company has been given an opportunity to consult professional advisors regarding this investment. The Company's senior management is experienced in financial and energy-related matters.

         (b) The Company has been provided with all materials and information requested by either it, its counsel, or others representing the Company, including any information requested to verify information furnished, and there has been direct communication between USE Parent and USE Parent's representatives on the one hand, and the Company and its representatives and advisors on the other, in connection with the information provided to the Company or otherwise available to the Company and its advisors who have also had the opportunity to ask questions of, and receive answers from USE Parent and its directors, officers, and representatives concerning the terms and conditions of this issuance.

         (c) The Company is acquiring the USE Shares for its own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof; provided, however, that except as otherwise expressly set forth herein or in the Restated Operating Agreement, the disposition of the USE Shares shall at all times be and remain within the Company's control.

         (d) The Company further understands and agrees that the USE Shares issued hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, or an opinion of counsel satisfactory to USE Parent that such registration is not required.

         Section 2.27. Investments, Affiliates and Affiliate Operations. Except for the ownership of the entire membership interest in Castlebridge Weather Markets, LLC, a Delaware limited liability company ("CWM"), the Company has never owned any subsidiary or other business organization or any equity ownership in any other entity. CWM discontinued all operations prior to May 16, 2000. The entire membership interests in CWM were distributed to GKM on May 16, 2000. All representations, warranties and agreements of the Company and GKM contained herein with respect to the Company includes all assets, operations and liabilities of CWM. The Company has no debts or liabilities, direct or indirect, absolute or continent, determined or undetermined, known or unknown relating to CWM and its prior operations or the distribution of the membership interests of CWM to GKM. In connection with the discontinuance of its operations, CWM and GKM entered into that certain Separation Agreement dated January 7, 2000, by and among CWM, the Company, James Gosselin, Ethan Kahn, Paul Murray, American Re Corporation and American Re Capital Markets, Inc. (the "Separation Agreement"). GKM, CWM and the Company are in compliance with all terms and conditions in the Separation Agreement.

        Section 2.28. Disclosure. No representation or warranty made herein by the Company or the Initial Members and no written statement, certificate or Schedule given or to be given to USE pursuant to this Agreement on or before Closing, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and the Company and the Initial Members have made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to the Company and the Initial Members, including, without limitation, the operations, assets and prospects of the Company, which a prudent investor would deem relevant.

        Section 2.29. Accuracy of Schedules. There has been no material adverse change in any of the matters reflected in any schedule delivered by the Company pursuant to this Agreement from the respective date thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date.

        Section 2.30. Basis for Representations and Warranties. (a) Prior to executing this Agreement, the Company and GKM have made such affirmative and thorough reviews, searches, inspections and inquiries relating to the Company and GKM, have consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate and each of them shall continue to make such reviews, searches, inspections and inquiries through the Closing. A person's knowledge or belief with respect to the subject matter of a representation and warranty contained herein shall be deemed to include matters which such person should have known with respect to the subject matter of said representations and warranties.

         (b) Prior to executing this Agreement, KC has made such affirmative and thorough reviews, searches, inspections and inquiries relating to KC, has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning only the matters to which the representations and warranties contained in Sections 2.5(b), 2.6(b), 2.7(b) and
2.31 (the "KC Representations") relate and shall continue to make such reviews, searches, inspections and inquiries regarding the KC Representations through the Closing. KC's knowledge or belief with respect to the subject matter of a KC Representation shall be deemed to include matters which such person should have known with respect to the subject matter of said representations and warranties. Any representation and warranty made by KC contained in this Agreement other than the KC Representations shall be deemed to be limited to matters as to which KC has actual knowledge.

                  Section 2.31. Investment Company Act. (a) KC is considered to be "one person" for purposes of calculating the number of beneficial owners of securities of the Company under Section 3(c )(1) of the Investment Company Act of 1940, as amended.

                  (b) GKM is considered to be not more than four persons for purposes of calculating the number of beneficial owners of securities of the Company under Section 3(c)(1) of the Investment Company Act of 1940, as amended.


                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF USE

         As an inducement to the Company and the Initial Members to enter into this Agreement and to consummate the transactions contemplated hereby, USE hereby represents and warrants to, and agrees with, the Company and the Initial Members as follows:

         Section 3.1. Organization of USE. USE is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. USE is qualified to do business and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires qualification. USE has full power and authority to own its assets and to carry on its business as now conducted.


         Section 3.2. Authority of USE. USE has full legal right, power, capacity and authority to execute and deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance of this Agreement by USE has been duly authorized and approved by USE and does not require any further authorization or consent. This Agreement and each other agreement or instrument of USE contemplated hereby constitutes the legal, valid and binding agreement of USE enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         Section 3.3. No Violation. The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation by USE of the transactions contemplated by this Agreement will not: (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against USE; (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against USE; (iii) result in, or require the creation or imposition of, any lien upon or with respect to any of the property or assets of USE; or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person.

         Section 3.4. No Finder. Other than the obligation of USE to pay $87,500 to SPARK by delivering 14,583 1/3 shares of Common Stock to SPARK for acting as broker in connection with the transactions contemplated by this Agreement, neither USE nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement except to Marathon Capital LLC.

         Section 3.5. Access to Information. USE hereby acknowledges and confirms that it has been provided access to information concerning, among other things, the business affairs and financial condition of the Company and had the opportunity to ask questions of and receive information and answers from officers of the Company respecting, among other things, the business affairs and financial conditions of the Company. Such access and opportunity shall not affect the representations and warranties of the Initial Members and the Company.

         Section 3.6. No Litigation. No action, suit, investigation or proceeding has been instituted or to USE's knowledge threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  Section 3.7. Filings with the SEC. USE Parent has made all filings (collectively the "Public Reports") with the Securities and Exchange Commission that it has been required to make within the past three years under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  Section 3.8. Financial Statements. The consolidated balance sheet of USE Parent as of January 31, 2000, and the related consolidated statements of operations, stockholders equity and cash flows for the years then ended, certified by Richard A. Eisner & Company, LLP, as set forth in USE Parent's Annual Reports on Form 10-Kfor the year ended January 31, 2000, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and presents fairly the financial condition of the USE Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended.

                  Section 3.9. Absence of Certain Changes or Events. Except as may be set forth in the Public Reports, since April 30, 2000 there has not been any material adverse change in the business, assets, condition (financial or other) or results of operations of USE Parent and its subsidiaries, taken as a whole.

                  Section 3.10. USE Shares. The USE Shares which are to be issued to the Company pursuant to this Agreement will, upon the issuance thereof in accordance with the terms of this Agreement, be duly authorized, validly issued and outstanding, fully paid and nonassessable.

         Section 3.11. Investment Company Act. USE is considered to be "one person" for purposes of calculating the number of beneficial owners of securities of the Company under Section 3(c )(1) of the Investment Company Act of 1940, as amended.


                                   ARTICLE IV

                                    COVENANTS


         Section 4.1. Further Assurances; Additional Agreements. At any time and from time to time hereafter, each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         Section 4.2. Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or its Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior written consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior written approval of the other parties. The covenant described in this Section 4.2 shall run in perpetuity and not be restricted by time or location.

            Section 4.3. Transfer of USE Shares to Comply with Securities Act; Registration Rights. (a) The USE Shares may not be sold or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel reasonably acceptable to USE Parent, is a person to whom the USE Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and against receipt of an agreement of such person to comply with the obligations of the Company pursuant to this Agreement and the Restated Operating Agreement with respect to the USE Shares, which agreement shall be reasonably satisfactory in form and substance to USE Parent; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition or (3) a sale pursuant to Rule 144 under the Securities Act.

         (b) USE shall cause USE Parent to cause to be filed a shelf registration statement (the "Registration Statement") for the resale of the USE Shares pursuant to Rule 415 under the Securities Act promptly upon the consummation of the transaction described herein; provided the Company furnishes the information specified in items 507 and 508 of Regulation S-K (or any successor provisions) under the Securities Act. USE will use its best efforts to cause such Registration Statement to become effective promptly thereafter. The parties hereto acknowledge that the Registration Statement cannot be filed until audited financial statements are prepared for the Company's 1999 fiscal year. USE shall cause USE Parent to use its best efforts to keep such Registration Statement current for a period expiring on the earlier of (i) the date that the Company has sold all of the USE Shares or (ii) that date which is twelve (12) months following the effective date of the Registration Statement; provided however, USE Parent shall have the option of suspending the effectiveness of the Registration Statement for periods of up to an aggregate of 90 days in any calendar year if the Board of Directors of USE Parent determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Registration Statement at such time could reasonably be expected to have a material adverse effect on USE Parent or a pending corporate transaction of USE Parent.

         (c) USE shall bear the entire direct cost and expenses (including fees associated with listing such shares on an exchange or automated quotation system) of any registration of the USE Shares pursuant to this Agreement. The Company shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the USE Shares sold by it pursuant thereto. USE shall provide the Company with such number of prospectuses and shall qualify such securities in such jurisdiction as the Company reasonably requests.

         Section 4.4. Preparation of Audited Financial Statements. The Company shall maintain its records in such a manner so that it will be possible for the Company to prepare (at USE's expense) without unreasonable expense or hardship audited annual financial statements for the Company for fiscal 1999 in accordance with generally accepted accounting principles that will comply with the requirements of Regulation S-X. The Company shall cooperate fully with the independent auditor and USE, including by granting them, their employees and agents, access to such information as they, their employees and agents request, including access to all of the Company's records and employees, and by providing representation letters, so that they can cause the preparation (at USE's expense) of audited annual financial statements for the Company for fiscal 1999 promptly following the Closing. The Company shall prepare at its expense audited annual financial statements for all years commencing with fiscal 2000, which audited annual financial statements shall be prepared in accordance with generally accepted accounting principles and will comply with the requirements of Regulation S-X promulgated by the Securities and Exchange Commission.

                                    ARTICLE V
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION


         Section 5.1. Survival of Representations and Warranties. Any investigation or examination by either USE, on the one hand, or the Company or the Initial Members on the other hand, of the business, or properties or affairs of the other or others shall not affect the representations and warranties of such person or persons set forth herein. The representations and warranties herein made by the parties shall be deemed to be remade at and survive the Closing Date.

         Section 5.2. Indemnification by the Company and GKM. The Company and GKM agree jointly and severally to indemnify and hold USE and its stockholders, and their respective directors and officers, harmless from and against all liability, loss, cost or expense, including, without limitation, attorneys' fees, expenses and costs of litigation ("Losses"), USE and/or any such person may sustain by reason of any of the following:

                   (a) The inaccuracy of any representation or warranty of the Company or GKM herein set forth or in any certificate or other document delivered by the Company or GKM to USE in accordance with the terms hereof;

                   (b) The breach of any of the agreements or covenants of the Company or GKM contained herein or in the Current Operating Agreement or Restated Operating Agreement or in any certificate or other document delivered by the Company or GKM to USE in accordance with the terms hereof; and

                   (c) Any debts, liabilities or obligations relating to CWM and its operations, including, without limitation, any debts, liabilities or obligations arising out of the Separation Agreement.

         Section 5.3. Indemnification by USE. USE agrees to indemnify and hold the Company and the Initial Members and their respective stockholders, members, directors and officers from and against all Losses which the Company or the Initial Members and/or any such person may sustain by reason of any of the following:

                   (a) The inaccuracy of any representation or warranty of USE herein set forth or in any certificate or other document delivered by USE to the Company or either Initial Member; and

                   (b) The breach of any of the agreements or covenants of USE contained herein or in the Restated Operating Agreement or in any certificate or other document delivered by USE to the Company or the Initial Members in accordance with the terms hereof.

         Section 5.4 Maximum Recovery by USE for Certain Claims. The maximum aggregate amount which USE may recover collectively from the Company and the Initial Members under Section 5.2 and 5.6 of this Agreement, with respect to inaccuracy of any representation or warranty or breach of any agreement or covenant relating to liabilities which arise from the conduct of the Company's Business after the closing under this Agreement shall be $2,800,000; provided, however, the maximum aggregate amount which USE may recover from KC under this Agreement shall be $1,500,000; provided, further however, that nothing contained in this Section 5.4 will be construed to limit the amount of recovery by USE from the Company or GKM relating to liabilities which arise from the conduct of the Company's business prior to Closing.

         Section 5.5 Maximum Recovery by the Company and the Initial Members for Certain Claims. The maximum aggregate amount which the Company and the Initial Members may recover collectively from USE under Section 5.3 of this Agreement shall be $2,800,000.

         Section 5.6. Indemnification by KC. KC shall indemnify and hold USE and its stockholders, and their respective directors and officers, harmless from and against all Losses, USE and/or any such person may sustain by reason of any of the following:

                   (a) The inaccuracy of any representation or warranty of KC herein set forth or in any certificate or other document delivered by KC to USE in accordance with the terms hereof; and

                   (b) The breach of any of the agreements or covenants of KC contained herein or in the Current Operating Agreement or Restated Operating Agreement or in any certificate or other document delivered by KC to USE in accordance with the terms hereof.

         Section 5.7. Certain Other Indemnity Matters. (a) From and after the Closing the sole and exclusive remedies of the Company, the Initial Members and USE with respect to any and all claims relating the inaccuracy of any representation or warranty, and breaches of the agreements and covenants, contained in this Agreement shall be pursuant to the indemnification provisions set forth in this Article V. In furtherance of the foregoing, the Company, the Initial Members and USE hereby agree, on their own behalf and on behalf of their Affiliates, waive, to the fullest extent permitted under applicable law, and agree not to assert in any action or proceeding of any kind, any and all rights, claims and causes of action it or such Affiliate may now or hereafter have against the other parties relating to the inaccuracy of any representation or warranty, and breach of any agreement or covenant, other than claims for indemnification asserted as permitted by and in accordance with the provisions set forth in this Section 5.7 (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or other legal requirements).

         (b) The parties agree that in no event shall any party hereto have any claim or cause of action (including, without limitation, any tort claim) arising from or relating to this Agreement against any Affiliate (other than any signatory hereto as to its obligations hereunder) of any other party hereto, including, without limitation, any claim or cause of action based on any theory asserting shareholder liability of an entity or the "piercing of the corporate veil" of an entity.

         (c ) Notwithstanding anything to the contrary contained herein, KC retains all rights and remedies it has under that certain Purchase and Sale Agreement, dated as of May 17, 2000, by and between KC and GKM III, LLC, a Delaware limited liability company, and under that certain Contribution Agreement dated as of May 17, 2000, by and among KC, the Company and GKM and nothing contained herein or in any other document executed in connection with the transactions contemplated hereby shall be construed to amend, modify or waive any of the terms or provisions of such Agreements, including, without limitation, the indemnification provisions of such Agreements.



ARTICLE VI
CLOSING DOCUMENTS


         Section 6.1. Documents to Be Delivered by the Company and the Initial Members to USE. The Company and the Initial Members agree to deliver to USE on the Closing Date the following:

                   (a) Certificates of as to Certain Documents. Certificates of the authorized executive officers of the Company and the Initial Members dated the Closing Date with respect to (i) the Certificate of Formation of the Company, (ii) the Operating Agreement of the Company,
         (iii) the resolutions authorizing the transactions contemplated hereby, and (iv) the incumbency of certain officers of the Company and the

         Initial Members and the specimen signatures of those officers of the Company and the Initial Members executing documents.

                   (b) Certificate of Formation. Certificate of Formation, and all amendments thereto, of the Company certified by the Secretary of State of Delaware as of a date not more than thirty (30) days prior to the Closing Date.

                   (c) Good Standing Certificates. Certificates of good standing for the Company issued by the Secretary of State of Delaware and the Secretary of State of Illinois dated not more than thirty (30) days prior to the Closing Date.

                   (d) Lien Search. Good and sufficient evidence reasonably satisfactory to counsel for USE that there are no chattel mortgages, security interests, judgments, claims or other liens outstanding against any of the assets of the Company.

                   (e) Counsel Opinion. Opinion of counsel for the Company and GKM and opinion of counsel for KC, in each case addressed to USE, dated the Closing Date, to the effect set forth in Annex B and hereby made a part hereof;

                   (f)     Restated  Operating  Agreement.   The  Restated
                           Operating  Agreement executed by the Initial Members.

                   (g) Consent to Issuance. All consents of third parties which are necessary, in the opinion of USE, to effectively transfer the Interest in the manner provided for herein, in form and substance satisfactory to said counsel unless waived in writing by USE. (h) USE Parent Agreement.The letter agreement by and among USE Parent, the Company and the Initial Members (the "USE Parent Agreement") substantially in the form of Annex C executed by the Company and the Initial Members.

                   (i) Other Documents. Such other documents and showings as shall reasonably be required by USE and its counsel.

         Section 6.2. Documents to Be Delivered by USE. USE agrees to deliver to the Company and the Initial Members on the Closing Date the following:

                   (a) Certificate of Secretarial Officer of USE. Certificate of the authorized executive officers of USE dated the Closing Date with respect to (i) the certificate of formation of USE, (ii) the Operating Agreement of USE, (iii) resolutions authorizing the transactions contemplated hereby, and (iv) the incumbency of certain officers of USE and the specimen signatures of those officers executing documents.

                   (b) Counsel's Opinion. Opinion of counsel for USE addressed to the Company and the Initial Members dated the Closing Date in the form attached hereto as Annex D and hereby made a part hereof.

                   (c) Restated Operating Agreement. The Restated Operating Agreement executed by USE.

                   (d) Purchase Price. The USE Shares to the Company and 14,583 1/3 shares of Common Stock to SPARK pursuant to Section 1.1 hereof.

                  (e)      Broker's Fee.    14,583 1/3 shares of Common Stock to
          SPARK pursuant to Section 3.4 hereof.

                   (f) USE Parent Agreement. The USE Parent Agreement executed by USE Parent.


                  (g) Other Documents. Such other documents and showings as shall reasonably be required by the Company and the Initial Members and their counsel.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.1. Arm's Length Negotiations. Each party expressly represents and warrants to the other party that: (a) before executing this Agreement, the party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) the party has relied solely and completely upon its own judgment in executing this Agreement; (c) the party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) the party has acted voluntarily and of its own free will in executing this Agreement; (e) the party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         Section 7.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the Company, the Initial Members and USE.

         Section 7.3. Expenses. Each party shall pay its own fees and expenses, including the costs of any attorneys or consultants engaged by it, incurred in connection with the negotiation, execution and delivery of this Agreement or any transaction contemplated hereby.

         Section 7.4. Assignment, Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto, its heirs, executors, administrators, successors and permitted assigns. No party may assign its rights or delegate its obligations under this Agreement without the prior written consent of each of the other parties hereto.

         Section 7.5. Section Headings. The Section headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 7.6. Unenforceability; Severability. If any provision of this Agreement shall for any reason be held unenforceable, such provision to the extent enforceable shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect. If any covenant or restriction contained herein is determined by a court of law to be overly broad, thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         Section 7.7. Recitals. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

         Section 7.8. Termination. This Agreement may be terminated before the Closing Date:

                   (a) by mutual written consent of all of the parties hereto;

                   (b) by USE in the event of a material breach by the Company or the Initial Members of any provision of this Agreement;

                   (c) by the Company in the event of a material breach by USE of any provision of this Agreement;

                   (d)     by USE if any of the conditions  set forth in Section
6.1  shall not have been satisfied or waived; or

                   (e) by the Company and the Initial Members if any of the conditions set forth in Section 6.2 shall not have been satisfied or waived.

         Section 7.9. Waivers; Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are subject to Article V hereof; provided, however, that in addition to the rights and remedies provided by such Article V, the parties shall be entitled to equitable relief except for any claim or cause of action

(including, without limitation, any tort claim) arising from or relating to this Agreement against any Affiliate (other than any signatory hereto as to its obligations hereunder) of any other party hereto, including, without limitation, any claim or cause of action based on any theory asserting shareholder liability of an entity or the "piercing of the corporate veil" of an entity.

         Section 7.10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         If to the Company or GKM:

                  GKM II Corporation
                  900 West Jackson Blvd.
                  Suite 7E
                  Chicago, IL  60607
                  Attn:  Ethan G. Kahn

         with a copy to:

                  Michael J. Choate, Esq.
                  Shefsky & Froelich Ltd.
                  444 North Michigan Ave.
                  Suite 2500
                  Chicago, IL  60611

         If to KC:

                  Kemper-Castlebridge, Inc.
                  c/o Kemper Casualty Inc.
                  One World Trade Center, 35th Floor
                  New York, NY  10048
                  Attn:  Arthur E. Chandler, Chief Financial Officer

         with a copy to:

                  Mark Musser, Assistant General Counsel
                  Kemper Casualty Inc.
                  155 Village Blvd., Suite 300
                  Princeton, NJ  08540

         If to USE:

                  U.S. Energy Castlebridge LLC
                  C/o U.S. Energy Inc.
                  515 N. Flagler Drive
                  Suite 702
                  West Palm Beach, Florida 33401
                  Attn: Chief Operating Officer

         With a copy to:

                  Allen J. Rothman, Esq.
                  Robinson Brog Leinwand
                           Greene Genovese & Gluck P.C.
                  1345 Avenue of the Americas
                  New York, New York 10105


or to such other address as any party hereto to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of telecopy transmission when received, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 7.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (without regard to any conflict of laws principles) of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                         GKM II CORPORATION

                         By: /s/ Ethan Kahn
                                 ------------------
                                 Name: Ethan Kahn
                                 Title: Secretary


                         CASTLEBRIDGE PARTNERS, LLC

                         By: /s/ Paul Murray
                                 -------------------
                                 Name: Paul Murray
                                 Title: President


                          KEMPER -CASTLEBRIDGE, INC.

                          By: /s/James Meehan
                                 --------------------
                                 Name: James Meehan
                                 Title: Secretary

                          U.S. ENERGY SYSTEMS
                          CASTLEBRIDGE LLC

                          By: /s/ Goren Mornhed
                                  -------------------
                                  Name: Goran Mornhed
                                  Title:   President